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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                PROSPECTUS SUPPLEMENT DATED FEBRUARY 28, 2001
                        TO PROSPECTUS DATED JUNE 16, 2000

               The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                Convertible Notes               Common Stock
                                             --------------------------   ----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of    Number of
                                             Convertible   Convertible      Shares      Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered     Owned       Offered
      -------------------------------        -----------  -------------   ----------   ----------
ING Barings LLC                                  840,000       840,000       -0-          -0-
UBS Warburg LLC                                   10,000        10,000       -0-          -0-